As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-132483
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVENTIV HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

52-2181734
(I.R.S. Employer Identification Number)

Vantage Court North
200 Cottontail Lane
Somerset, New Jersey 08873
(800) 416-0555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Blane Walter
Chief Executive Officer
Ventiv Health, Inc.
Vantage Court North
200 Cottontail Lane
Somerset, New Jersey 08873
(800) 416-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth G. Alberstadt, Esq.
Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
Phone: (212) 880-3800
Fax: (212) 880-8965

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒                         Accelerated filer ☐    Non-accelerated filer ☐                     Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On March 16, 2006, inVentiv Health, Inc. (“inVentiv”) filed a Registration Statement on Form S-3, Registration No. 333-132483, for the sale of an indeterminate number of share of common stock, par value $0.001 per share (the “Registration Statement”).  In accordance with an undertaking made by inVentiv in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, inVentiv hereby removes from registration upon this filing the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, New Jersey, on the 26 day of February, 2009.

Company Name

February 26, 2009	By:	/s/ R.Blane Walter
R. Blane Walter
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eran Broshy	Executive Chairman of the Board of Directors	February 26, 2009
Eran Broshy

/s/ David S. Bassin	Chief Financial Officer	February 26, 2009
David S. Bassin	(Principal Financial Officer and Principal Accounting Officer)

/s/ R. Blane Walter	Chief Executive Officer and Director	February 26, 2009
R. Blane Walter	(Principal Executive Officer)

/s/ Terrell G. Herring	President, Chief Operating Officer and Director	February 26, 2009
Terrell G. Herring*

/s/ Mark E. Jennings	Director	February 26, 2009
Mark E. Jennings*

/s/ Per G.H. Lofberg	Director	February 26, 2009
Per G.H. Lofberg*

/s/ A. Clayton Perfall	Director	February 26, 2009
A. Clayton Perfall*

/s/ Craig Saxton, M.D.	Director	February 26, 2009
Craig Saxton, M.D.

      *By: /s/ ERAN BROSHY
              Eran Broshy, attorney-in-fact